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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A


               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934


                                  ESPS, Inc.
        --------------------------------------------------------------
                (Exact name of registrant specified in Charter)


                    Delaware                       24-2845135
        --------------------------------------------------------------
                 (State or other                  (IRS Employee
                 jurisdiction of                Identification No.)
                  incorporation)


            1300 Virginia Drive, Suite 125
             Fort Washington, Pennsylvania             19034
        --------------------------------------------------------------
         (Address of principal executive offices)     Zip Code


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
 333-75397
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       Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
          to be so Registered                Each Class is to be Registered
          -------------------                ------------------------------

             Not Applicable                          Not Applicable
     -----------------------------      ----------------------------------------


       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, par value $.001
                 --------------------------------------------
                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered
          -------------------------------------------------------

     The Registrant is registering shares of Common Stock, par value $0.001 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-75397 ) that was filed with the Securities and Exchange Commission on March 31, 1999 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary--The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to
Item 1 of this Form.

Item 2.   Exhibits.
          --------

     3.1 Form of Second Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-75397) of the Registrant, as amended).

     3.2 Form of Second Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-75397) of the Registrant, as amended).

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                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        ESPS, INC.



                                        By:    /s/ Leonard W. von Vital
                                               _______________________________
                                        Name:  Leonard W. von Vital
Dated: June 2, 1999                     Title: Chief Financial Officer

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